EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or about May 26, 2004 pertaining to the Equity Incentive Plan of Dickie Walker Marine, Inc. of our report dated November 11, 2003 with respect to the financial statements of Dickie Walker Marine, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 24, 2004